Prospectus Supplement                        Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated July 2, 1998)                 Registration No. 333-53157



                                Centocor, Inc.

                                 $460,000,000
              4 3/4% Convertible Subordinated Debentures due 2005
                 (Interest Payable August 15 and February 15)


          This prospectus supplement contains information about the persons who can use this prospectus supplement to offer and sell Centocor debentures those persons own.

                            SELLING SECURITYHOLDERS

          The information set forth in the table under the caption "Selling Securityholders" in the Centocor prospectus dated July 2, 1998, relating to Centocor's 4 3/4% Convertible Subordinated Debentures due 2005, as supplemented on July 9, 16 and 29, 1998, August 4, 11, 18 and 24, 1998, September 1, 3, 15, 21 and 24, 1998, October 1, 13, 14 and 20, 1998, November
9, 12, 16, 20 and 30, 1998, December 3, 17, and 29, 1998, January 4 and 6,
1999, February 17, 1999, March 3, 11, 16, 22 and 25, 1999, April 26 and 30,
1999, May 17 and 26, 1999, June 15, 1999, July 28 and 30, 1999, August 17 and
20, 1999, September 9 and 29, 1999, December 29, 1999, March 31, 2000 and
April 17, 2000, is supplemented to add the following:


                                                       Principal                                  Principal
                                                        Amount           Percentage of             Amount
               Name of Selling                       Beneficially         Outstanding          Registered for
               Securityholder (1)                      Owned($)       Centocor Debentures      Sale Hereby($)
               ------------------                    ------------     -------------------      --------------
State Employees Retirement Fund of                     210,000                 *                  210,000
the State of Delaware


---------------

(1)  The information set forth herein is as of May 5, 2000.


          * Represents beneficial ownership of less than 1% of the aggregate principal amount of Centocor debentures outstanding as of May 5, 2000.


                  The date of this prospectus is May 5, 2000.